The Gabelli Equity Income Fund
Report of Ernst & Young LLP, Independent Auditors
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Shareholders and Board of Directors
The Gabelli Equity Income Fund

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of The Gabelli Equity Income Fund (a series of Gabelli Equity Series Funds, Inc.) as of September 30, 1995, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 1995 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of The Gabelli Equity Income Fund at September 30, 1995, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the indicated periods, in conformity with generally accepted accounting principles.


                                             /s/  ERNST & YOUNG LLP
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                                                  ERNST & YOUNG LLP

New York, New York
November 7, 1995